UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

PayPal Holdings, Inc. (the "Company") today announced the resignation of James Barrese from his position as Senior Vice President, Payment Services and Chief Technology Officer, effective April 1, 2016. After his resignation from this position, Mr. Barrese will continue as an employee of the Company for a brief transition period.

Effective April 1, 2016, Sri Shivananda, currently the Company’s Vice President, Global Platform & Infrastructure, will assume the position of Senior Vice President and Chief Technology Officer, reporting to the Company’s President and Chief Executive Officer. Mr. Shivananda was employed by eBay Inc. from 2002 through the time of the separation of the Company from eBay Inc. in 2015, when he became employed by the Company. From 2010 until the separation, Mr. Shivananda was the Vice President responsible for eBay Inc.’s global technology platform and infrastructure.

William Ready, the Company’s Senior Vice President, Global Head of Product and Engineering, will lead the payment services functions previously led by Mr. Barrese in addition to his current responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: February 8, 2016	/s/ Russell S. Elmer
Name: Russell S. Elmer
Title: Vice President, Deputy General Counsel, and Assistant Secretary